EXHIBIT 99.3



                               BOOKS ARE FUN, LTD.

           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS






Unaudited Pro Forma Combined Financial Statements of Reader's Digest and Books Are Fun

   Pro Forma Condensed Balance Sheet as of
     June 30, 1999.............................................................2
   Pro Forma Condensed Statement of Income
     for the year ended June 30, 1999..........................................3
   Notes to Pro Forma Unaudited Financial Information..........................4







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


                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 1999
                                  (IN MILLIONS)

                                                  HISTORICAL  INFORMATION
                                             --------------------------------                       READER'S DIGEST
                                             READER'S DIGEST    BOOKS ARE FUN      PRO FORMA           PRO FORMA
                                              JUNE 30, 1999     JUNE 26, 1999     ADJUSTMENTS          CONDENSED
-----------------------------------------------------------------------------------------------------------------

ASSETS
Current assets
    Cash and cash equivalents                    $   413.4         $   1.9          $ (283.7)   (A)    $  131.6
    Receivables, net                                 319.9             3.6              (0.3)   (B)       323.2
    Inventories, net                                  94.9            32.2              (0.3)   (C)       126.8
    Prepaid expenses and other current
       assets                                        318.3             2.5                 -              320.8
                                         -----------------------------------------------------       --------------

TOTAL CURRENT ASSETS                                 1,146.5          40.2            (284.3)             902.4

Property, plant and equipment, net                     148.4          11.8                 -              160.2
Intangibles, net                                        68.5            -               349.0   (D)       417.5
Other noncurrent assets                                347.1           3.7              (3.9)   (E)       346.9
                                         -----------------------------------------------------       ---------------

TOTAL ASSETS                                        $1,710.5       $  55.7           $   60.8          $1,827.0
                                         =====================================================       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Notes payable current                            $    -        $  10.9           $ (10.9)   (E)        $  -
    Accounts payable                                   130.7          13.2              (0.3)   (B)        143.6
    Accrued expenses                                   408.2           8.1              (4.5)   (E)        411.8
    Unearned revenue                                   336.5             -                 -               336.5
    Other current liabilities                          110.9             -             100.0    (A)        210.9
                                         ----------------------------------------------------       ----------------

TOTAL CURRENT LIABILITIES                              986.3          32.2              84.3             1,102.8

Notes payable noncurrent                                   -          80.1             (80.1)   (E)            -
Postretirement and postemployment
    benefits other than pensions                       146.9             -                 -               146.9
Other noncurrent liabilities                           195.8             -                 -               195.8
                                        -----------------------------------------------------      ----------------

TOTAL LIABILITIES                                    1,329.0         112.3               4.2             1,445.5
                                        -----------------------------------------------------      ----------------

Redeemable warrants                                        -           3.7             (3.7)    (F)            -

Stockholders' equity
    Capital stock                                       24.8          60.1             (60.1)   (F)         24.8
    Paid-in capital                                    146.2           5.9              (5.9)   (F)        146.2
    Retained earnings                                  955.4        (126.1)            126.1    (F)        955.4
    Accumulated other comprehensive loss               (56.6)         (0.2)              0.2    (F)        (56.6)
    Treasury stock, at cost                           (688.3)            -                 -              (688.3)
                                        ------------------------------------------------------     ----------------

TOTAL STOCKHOLDERS' EQUITY                             381.5         (60.3)             60.3               381.5
                                        ------------------------------------------------------     ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $1,710.5      $   55.7         $    60.8            $1,827.0
                                        ======================================================     ================





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                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1999
                       (IN MILLIONS EXCEPT PER SHARE DATA)


                                                  HISTORICAL INFORMATION
                                             -----------------------------------                          READER'S DIGEST
                                               READER'S DIGEST     BOOKS ARE FUN      PRO FORMA              PRO FORMA
                                                JUNE 30, 1999      JUNE 26, 1999     ADJUSTMENTS             CONDENSED
-------------------------------------------------------------------------------------------------------------------------

 Revenues                                       $  2,532.2          $   198.1          $ (1.9)     (G)     $   2,728.4

 Product expenses                                    963.5             89.8              (1.9)     (G)         1,051.4
 Promotion, marketing and administrative
   expenses                                        1,439.6             71.4              10.8      (H)         1,521.8
                                              ---------------------------------------------------        ----------------

 OPERATING PROFIT                                    129.1             36.9             (10.8)                   155.2

 Other expense (income), net                         (82.6)             7.6              14.1      (I)           (60.9)
                                             ----------------------------------------------------        ----------------

 INCOME BEFORE PROVISION FOR INCOME TAXES            211.7             29.3             (24.9)                    216.1

 Provision for income taxes                           85.1             11.7             (5.3)      (J)             91.5
                                             ----------------------------------------------------       ----------------

 INCOME FROM CONTINUING OPERATIONS                 $ 126.6         $   17.6           $(19.6)                   $ 124.6
                                             ====================================================       ================



 BASIC EARNINGS PER SHARE
    Weighted-average common shares                   107.3                                                       107.3
                                             =====================                                      ================
    PRO FORMA BASIC EARNINGS PER SHARE            $   1.16                                                    $   1.15
                                             =====================                                      ================


 DILUTED EARNINGS PER SHARE
    Adjusted weighted-average common shares          108.0                                                       108.0
                                             =====================                                      ================
    PRO FORMA DILUTED EARNINGS PER SHARE          $   1.15                                                    $   1.14
                                             =====================                                      ================


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


               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                        FOR THE YEAR ENDED JUNE 30, 1999
                       (IN MILLIONS EXCEPT PER SHARE DATA)


Financial information for Reader's Digest is stated as of and for the year ended June 30, 1999 and was derived from the company's 1999 Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 16, 1999, referred to as Exhibit 2.1. Unaudited financial information for Books Are Fun is stated as of and for the year ended June 26, 1999. Such information was obtained by combining the entity's financial data from the unaudited interim period as of June 26, 1999 with audited fiscal year financial data as of December 31, 1998 and subtracting financial data from the unaudited interim period as of June 27, 1998.

PRO FORMA CONDENSED BALANCE SHEET NOTES:

The adjustments to the unaudited pro forma condensed balance sheet as of June 30, 1999 have been calculated assuming the acquisition took place on June 30, 1999, and are as follows:

(A) To reflect the settlement of the purchase price and expenses incurred in connection with the acquisition. The total amount was settled partially in cash with the remaining portion financed through borrowings by Reader's Digest under its principal revolving credit facility.

(B) To eliminate receivables and payables between Reader's Digest and Books Are Fun.

(C) To reflect Books Are Fun's inventory in accordance with Reader's Digest's accounting policy and eliminate gross profit on purchases from Reader's Digest.

(D) To reflect the excess of the purchase price ($383.7) over the estimated fair value of net assets acquired ($34.7).

(E) To eliminate balances of Books Are Fun that are excluded from net assets acquired in accordance with the Stock Purchase Agreement dated August 25, 1999 referred to in Exhibit 2.1.

(F) To reflect the elimination of redeemable warrants and stockholders' equity accounts of Books Are Fun.

PRO FORMA CONDENSED STATEMENT OF INCOME NOTES:

The adjustments to the unaudited pro forma condensed statement of income for the year ended June 30, 1999 have been calculated assuming that the acquisition took place on July 1, 1998, and are as follows:

(G) To eliminate the related revenue and product expenses of sales of Reader's Digest to Books Are Fun.


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

         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)

PRO FORMA CONDENSED STATEMENT OF INCOME NOTES (continued):

(H) To reflect the increase in amortization expense for the excess purchase price over the net assets acquired on a straight-line basis over 30 years and eliminate expenses of Books Are Fun that are not expected to have a continuing impact on the combined results.

     Reader's Digest is in the process of determining the fair value of certain assets and liabilities. The allocation of the excess purchase price to identified intangibles and goodwill and the related determination of lives is subject to change pending completion of the analysis. If the average life of the intangible assets and goodwill were assessed to be 20 years, the result would be an increase in pro forma amortization expense of $5.8 for the year ending June 30, 1999.

(I)  To reflect:

     o The increase in interest expense from borrowings used to finance the acquisition reduced by interest expense from debt not assumed and lower rates for working capital requirements of Books Are Fun.
     o Interest income of the combined entities assuming reduced cash on hand for Reader's Digest subsequent to the acquisition.

(J) To reflect the income tax effect of the pro forma adjustments. Reader's Digest does not expect the excess purchase price to be deductible for tax purposes.




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